UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 1, 2011

WORTHINGTON INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Ohio	1-8399	31-1189815
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Old Wilson Bridge Road, Columbus, Ohio	43085
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(614) 438-3210

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On July 1, 2011, the Pressure Cylinders segment (“Buyer”) of Worthington Industries, Inc. (the “Registrant”) announced that it has purchased substantially all of the assets of the BernzOmatic business from Irwin Industrial Tool Company, a subsidiary of Newell Rubbermaid Inc. (“Seller”).

The assets  purchased include substantially all of the operating assets of the BernzOmatic business including machinery and equipment, intellectual property, inventory and the owned BernzOmatic facility in Winston-Salem, North Carolina.  The Medina, New York facility will be leased by Buyer from Seller.  Accounts receivable as of Closing are being retained by Seller.  Foreign inventories and operations will transition to Buyer over the next 90 days.  Buyer is also generally assuming the trade accounts payable of the BernzOmatic business arising in the ordinary course of  business.

The total amount paid at Closing by Buyer  is $51 million, which covers not only the purchase price of the acquired assets, but also the settlement of the lawsuit, currently on appeal, between Buyer and Seller related to Buyer’s termination of a supply contract between the parties in 2007 and actions related thereto.  More complete information on this lawsuit is contained in Note Q of the Notes to Consolidated Financial Statements for the three and nine months ended February 28, 2011, which is included as part of  the Registrant’s Quarterly Report on  Form 10-Q for the quarterly period  ended February 28, 2011. The purchase price is subject to working capital adjustments calculated as of Closing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORTHINGTON INDUSTRIES, INC.

Date:	July 1, 2011	By:	/s/ Dale T. Brinkman
Dale T. Brinkman, Vice President -
Administration, General Counsel and Secretary

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